June 2012

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                              Dated June 5, 2012

Deutsche Bank Commodity Indices

June 2012

Contents

Section

1. Optimum Yield Indices

 * DB Commodity Booster - DJUBS ERAC Index

 * DB Commodity Booster DJUBS - TV14 ERAC Index

 * DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices

 * DBLCI - MR Index

 * DBLCI - Mean Reversion Enhanced ERAC Index

 * DB MR Enhanced 15 Index

 * DBLCI - MR+ Index

3. Market Neutral Indices

 * DB Commodity Harvest ERAC Index

 * DB Commodity Harvest -- 10 ERAC Index

4. Long-Short Indices

 * DBLCI Commodity Momentum Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 ERAC Index

8. Optimum Yield Enhanced Indices

 * DB Commodity Booster OYE DJUBS Index

 * DB Commodity Booster OYE Benchmark Light Energy Index

 * DB Commodity Curve Alpha ERAC Index

 * DB Commodity Curve Alpha ERAC 10 Index

 Appendix

1 Appendix
                                                                               2

Executive Summary

The Evolution of Commodity Markets

[_]  Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[_]  An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[_]  Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[_]  As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                                                               3

DB Commodity -- Family of Indices

Introduction

[]   The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to:
     Relative value asset allocation (Mean Reversion); Market momentum filter
     (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk
     (Target Volatility) and Risk Parity

DB Commodity Indices              Mean Reversion Momentum Optimized Yield

--------------------------------- Optimized Yield
DB Commodity Booster -- DJUBS                     Risk Parity Target Volatility
ERAC                                 Enhanced
---------------------------------
DB Commodity Booster DJUBS --
TV14 ERAC
---------------------------------
DB Commodity Booster -- Benchmark
---------------------------------
DBLCI-MR
---------------------------------
DBLCI-MR+
---------------------------------
DBLCI -- Mean Reversion Enhanced
ERAC
---------------------------------
DB MR Enhanced 15
---------------------------------
DB Commodity Harvest ERAC
---------------------------------
DB Commodity Harvest -- 10 ERAC
---------------------------------
DBLCI Commodity Momentum Index
---------------------------------
DB Commodity Allocator
---------------------------------
DB Commodity Risk Parity 18 Index
---------------------------------
DB Commodity Apex 14 ERAC Index
---------------------------------
DB Commodity Booster OYE DJUBS
---------------------------------
DB Commodity Booster OYE
Benchmark Light Energy
---------------------------------
DB Commodity Curve Alpha ERAC
---------------------------------
DB Commodity Curve Alpha ERAC 10
---------------------------------

                                                                               4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[_] Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
Weights are rebalanced annually.

[_]  Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[_]  Embedded Cost: 0.70% per annum

[_]  Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:

1 ERAC: Excess Return After Cost

                                                                               6

DB Commodity Booster -- DJUBS ERAC
Index Construction

Energy
32.03% (32.64% (1))

Precious Metals
12.86% (12.56% (1))

Industrial Metals
18.08% (18.64% (1))

Agriculture
37.02% (36.15% (1))

DJUBS

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[]   Subtract 0.70% fees per annum

DB Commodity Booster DJUBS ERAC

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
31 May 2012
2 ERAC: Excess Return After Cost

                                                                               7

DB Commodity Booster -- DJUBS ERAC
Performance Analysis

Index Returns 1

Index Sector Exposure 1

Sector              Current Weight (%)
Energy                           32.03
Precious Metal                   12.86
Industrial Metal                 18.08
Agriculture                      37.02

Year on Year Performance Comparison 1

Performance Analysis 1

Annual Returns for Excess Return / ERAC Indices

                  DB Commodity Booster -- DJUBS
Calendar Year            ERAC      DJUBS        S[AND]P-GSCI
2002                   22.35%     23.86%         29.92%
2003                   26.88%     22.66%         19.48%
2004                   22.26%      7.64%         15.65%
2005                   29.73%     17.54%         21.61%
2006                   11.79%      -2.71%        -19.07%
2007                   15.87%     11.08%         26.81%
2008                   -30.94%    -36.61%        -47.29%
2009                   18.97%     18.72%         13.30%
2010                   16.13%     16.67%          8.88%
2011                    -9.77%    -13.37%         -1.23%
2012 YTD                -7.42%     -8.74%         -8.36%
Annualized Return       9.36%      3.57%          2.69%

                             DB Commodity
January 2002 -- May 2012     Booster -- DJUBS DJUBS          S[AND]P-GSCI
                             ERAC
Annualized Returns           9.4%             3.6%           2.7%
Volatility                   17.0%            18.7%          25.7%
Sharpe Ratio(2)              0.55             0.19           0.10
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
 Start Date                  Jul-08           Jul-08         Jul-08
 End Date                    Feb-09           Feb-09         Feb-09
Max/Min Returns
 Rolling 12 Months           46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
 Rolling 3 Months            24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.9%             0.4%           0.5%
% Months with Gains          64.8%            57.6%          60.0%
Correlation
 DJUBS                       0.97             1.00           0.91
 S[AND]P-GSCI                0.88             0.91           1.00
---------------------------- ---------------- -------------- --------------

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost

3    Data is as of 31 May 2012. Statistics shown are either for excess return indices or ERAC indices.

                                                                               8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1    ERAC: Excess Return After Cost

                                                                               9

DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

Energy
32.03% (32.64% (1))

Precious Metals
12.86% (12.56% (1))

Industrial Metals
18.08% (18.64% (1))

Agriculture
37.02% (36.15% (1))

DJUBS

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[] Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Apply Target Volatility Technology

[]   Volatility is targeted at 14% by varying exposure the DB Commodity Booster
     -- DJUBS ERAC Index

DB Commodity Booster DJUBS -- TV14 ERAC

Note:
1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 May 2012
2    ERAC: Excess Return After Cost

                                                                              10

DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

Index Exposure 1

Index Returns 1

Current Exposure to DB Commodity
Booster -- DJUBS ERAC                       111.11%
Underlying Sector                Current Weight (%)
Energy                                           32.03
Precious Metal                                   12.86
Industrial Metal                                 18.08
Agriculture                                      37.02
-------------------------------- ---------------------

Year on Year Performance Comparison 1

DJUBS
Performance Analysis 1

                           Annual Returns for Excess Return / ERAC Indices
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC             DJUBS
2002                          28.73%               22.35%             23.86%
2003                          45.66%               26.88%             22.66%
2004                          26.18%               22.26%              7.64%
2005                          29.49%               29.73%             17.54%
2006                          10.23%               11.79%              -2.71%
2007                          15.91%               15.87%             11.08%
2008                         -16.19%              -30.94%             -36.61%
2009                          12.73%               18.97%             18.72%
2010                          15.63%               16.13%             16.67%
2011                          -8.94%               -9.77%             -13.37%
2012 YTD                      -9.85%               -7.42%              -8.74%
Annualized Return             12.80%                9.36%              3.57%

                               DB Commodity          DB Commodity
January 2002 -- May 2012       Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                               ERAC                  ERAC
Annualized Returns             12.8%                 9.4%             3.6%
Volatility                     14.7%                 17.0%            18.7%
Sharpe Ratio                   0.87                  0.55             0.19
Maximum Drawdown               -35.3%                -54.3%           -57.1%
  Start Date                   Jul-08                Jul-08           Jul-08
  End Date                     Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss   -33.2%                -51.7%           -54.5%
 Start Date                    Jul-08                Jul-08           Jul-08
 End Date                      Feb-09                Feb-09           Feb-09
Max/Min Returns
 Rolling 12 Months             58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
 Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns        1.1%                  0.9%             0.4%
% Months with Gains            64.8%                 64.8%            57.6%
Correlation
 DB Commodity Booster -- DJUBS
ERAC                           0.94                  1.00             0.97
 DJUBS                         0.93                  0.97             1.00

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown Booster during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB
     (Commodity) 11 DJUBS -- TV14 ERAC Index would have been lower than the
     Index as a result of fees and / or costs

2    Data is as of 31 May 2012. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster --
     DJUBS ERAC Index

                                                                              11

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the S[AND]P GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                                                              12

DB Commodity Booster -- Benchmark

Index Construction

Energy
69.85% (70.48% (1))

Precious Metal
3.60% (3.46% (1))

S[AND]P GSCI

Industrial Metal
6.89% (6.98% (1))

Agriculture [AND] Livestock
19.66% (19.08% (1))

Index replicates the S[AND]P GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 May 2012

                                                                              13

DB Commodity Booster -- Benchmark

Performance Analysis

Index Sector Exposure 1

Index Returns 1

Sector                  Current Weight (%)
Energy                                  69.85
Precious Metal                           3.60
Industrial Metal                         6.89
Agriculture [AND] Livestock             19.66
----------------------- ---------------------

Year on Year Performance Comparison 1

Performance Analysis 1

                    Annual Returns for Excess Return Indices
                       DB Commodity
Calendar Year     Booster -- Benchmark  DJUBS                S[AND]P-GSCI
2002                        25.99%     23.86%                 29.92%
2003                        27.09%     22.66%                 19.48%
2004                        38.49%      7.64%                 15.65%
2005                        41.80%     17.54%                 21.61%
2006                         -2.31%     -2.71%                -19.07%
2007                        25.49%     11.08%                 26.81%
2008                        -36.65%    -36.61%                -47.29%
2009                        20.31%     18.72%                 13.30%
2010                         9.69%     16.67%                  8.88%
2011                         -0.55%    -13.37%                 -1.23%
2012 YTD                     -7.42%     -8.74%                 -8.36%
Annualized Return           11.00%      3.57%                  2.69%

                             DB Commodity
January 2002 -- May 2012                          DJUBS          S[AND]P-GSCI
                             Booster -- Benchmark
Annualized Returns           11.0%                3.6%           2.7%
Volatility                   22.4%                18.7%          25.7%
Sharpe Ratio                 0.49                 0.19           0.10
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
 Start Date                  Jul-08               Jul-08         Jul-08
 End Date                    Feb-09               Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
 Rolling 3 Months            33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%                 0.4%           0.5%
% Months with Gains          60.0%                57.6%          60.0%
Correlation
 DJUBS                       0.90                 1.00           0.91
 S[AND]P-GSCI                    0.97                 0.91           1.00

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 May 2012. Statistics shown are for excess return indices.

                                                                              14

Mean Reversion Indices

Section 2

DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                                                              16

DBLCI -MR
Index Construction

Wheat
(11.25% (1))

Aluminium
(12.5% (1))

WTI Crude Oil
(35% (1))

Heating Oil
(20% (1))

Gold
(10% (1))

Corn
(11.25% (1))

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Basket with Base Weights

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

DBLCI -MR

Wheat
(21.07% (2))

Aluminium
(23.68% (2))

WTI Crude Oil
(35.68% (2))

Heating Oil
(11.32% (2))

Gold
(1.75% (2))

Corn
(6.49% (2))

Source: Deutsche Bank, 2012

Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 31 May 2012

                                                                              17

DBLCI -MR
Performance Analysis

Historical Weighting 1

Index Returns 1

Year on Year Performance Comparison 1

Performance Analysis 1

                      Annual Returns for Excess Return Indices
Calendar Year     DBLCI-MR  DBLCI                               DJUBS
2002               27.73%  32.14%                              23.86%
2003               21.21%  22.42%                              22.66%
2004               25.85%  26.11%                               7.64%
2005                 2.96% 13.89%                              17.54%
2006               39.22%   3.06%                               -2.71%
2007               42.49%  34.67%                              11.08%
2008               -35.43% -39.60%                             -36.61%
2009               22.29%  10.17%                              18.72%
2010               13.62%  12.33%                              16.67%
2011                -2.47%  -1.13%                             -13.37%
2012 YTD            -7.48%  -8.80%                              -8.74%
Annualized Return  11.88%   7.73%                               3.57%

January 2002 -- May 2012     DBLCI-MR       DBLCI          DJUBS
Annualized Returns           11.9%          7.7%           3.6%
Volatility                   21.3%          23.5%          18.7%
Sharpe Ratio                 0.56           0.33           0.19
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.8%           0.4%
% Months with Gains          61.6%          59.2%          57.6%
Correlation
 DBLCI                       0.91           1.00           0.90
 DJUBS                       0.84           0.90           1.00

Notes:

1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 May 2012. Statistics shown are for excess return indices.

                                                                              18

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1    Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures

2    Until Feb 2012 the single commodity weighting cap was 35% (currently 32%)
     and the subsequent individual cap was 20% (currently 18%)

3    ERAC: Excess Return After Cost

                                                                              19

DBLCI -- Mean Reversion Enhanced ERAC

Index Construction

Energy
(40% (1))

Precious Metal
(17% (1))

Industrial Metal
(18% (1))

Basket with Base Weights

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY sub-indices

Agriculture (25% (1))

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selectin g the optimum futures contract

Apply MR Technology

[]   Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

[]   Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

Energy
(48.80% 2)

Precious Metal
(1.75% 2)

Industrial Metal
(28.76% 2)

Agriculture
(20.69% 2)

Source: Deutsche Bank, 2012 Notes:

1    Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 31 May
     2012

2    ERAC: Excess Return After Cost

                                                                              20

DBLCI -- Mean Reversion Enhanced ERAC
Performance Analysis

Historical Weighting 1

Index Returns 1

Year on Year Performance Comparison 1

Performance Analysis 1

                         Annual Returns for Excess Return / ERAC Indices
                        DBLCI Mean
                  Reversion Enhanced
Calendar Year                ERAC    DBLCI-MR                    DJUBS
2002                        14.25%    27.73%                    23.86%
2003                        31.72%    21.21%                    22.66%
2004                        21.81%    25.85%                     7.64%
2005                         9.22%      2.96%                   17.54%
2006                        27.12%    39.22%                     -2.71%
2007                        25.28%    42.49%                    11.08%
2008                       -27.10%    -35.43%                   -36.61%
2009                        36.02%    22.29%                    18.72%
2010                         4.14%    13.62%                    16.67%
2011                       -22.73%     -2.47%                   -13.37%
2012 YTD                   -14.25%     -7.48%                    -8.74%
Annualized Return            7.77%     11.88%                    3.57%

                             DBLCI Mean
January 2002 -- May 2012     Reversion Enhanced DBLCI-MR   DJUBS
                             ERAC
Annualized Returns           7.8%           11.9%          3.6%
Volatility                   19.3%          21.3%          18.7%
Sharpe Ratio                 0.40           0.56           0.19
Maximum Drawdown             -56.2%         -62.8%         -57.1%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Mar-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Feb-09         Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months            69.3% / -47.1% 84% / -56.3%   39.9% / -52.7%
Rolling 3 Months             35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.8%           1.1%           0.4%
% Months with Gains          59.2%          61.6%          57.6%
Correlation
DBLCI -- MR                  0.86           1.00           0.84
DJUBS                        0.85           0.84           1.00

Notes:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DBLCI --Mean
     Reversion Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 May 2012. Statistics shown are for excess return / ERAC indices.

                                                                              21

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification (2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

Notes:

1    Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures

2    Until Feb 2012 the single commodity weighting cap was 35% (currently 32%)
     and the subsequent individual cap was 20% (currently 18%)

                                                                              22

DB MR Enhanced 15

Index Construction

Agriculture  Industrial Metal    Precious Metal    Energy
  (25% (1))       (18% (1))         (17% (1))    (40% (1))

Basket with Base Weights

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -- Mean Reversion Enhanced 2

Agriculture(20.69%), Industrial Metal(28.76%), Precious Metal(1.75%) [AND]
Energy(48.80%)

Apply Target Volatility Technology

[]   Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
     Reversion Enhanced Index

DB MR Enhanced 15

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 May 2012

                                                                              23

DB MR Enhanced 15

Performance Analysis

Historical Exposure 1

Index Returns 1

Year on Year Performance Comparison 1

Performance Analysis 1

                        Annual Returns for Excess Return Indices
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2002                 25.61%             15.52%                   23.86%
2003                 53.97%             33.19%                   22.66%
2004                 25.18%             23.16%                    7.64%
2005                 15.77%             10.43%                   17.54%
2006                 30.96%             28.54%                    -2.71%
2007                 24.84%             26.67%                   11.08%
2008                 -11.82%           -26.29%                   -36.61%
2009                 18.57%             37.53%                   18.72%
2010                  5.99%              5.29%                   16.67%
2011                 -16.78%           -21.87%                   -13.37%
2012 YTD             -12.07%           -13.86%                    -8.74%
Annualized Return    13.42%              8.97%                    3.57%

                                               DBLCI Mean
January 2002 -- May 2012     DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
Annualized Returns           13.4%             9.0%               3.6%
Volatility                   15.7%             19.3%              18.7%
Sharpe Ratio                 0.86              0.47               0.19
Maximum Drawdown             -37.0%            -55.9%             -57.1%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     May-12            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months            79% / -30.1%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months             25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.2%              0.9%               0.4%
% Months with Gains          59.2%             59.2%              57.6%
Correlation
DBLCI-MR                     0.91              1.00               0.84
DJUBS                        0.81              0.84               1.00

Note:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 31 May 2012. Statistics shown are for excess return indices.

                                                                              24

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                                                              25

DBLCI MR+

Index Construction

   Corn      Gold    Heating oil  WTI      Aluminium      Wheat
(11.25%(1)) (10%(1))   (20%(1))  (35%(1))  (12.5%(1))  (11.25%(1))

Basket with Base Weights

Apply Mean Reversion rsio Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

DBLCI -MR(2)

DBLCI -MR Returns 3

Corn(6.5%), Gold(1.8%), Heating Oil(11.3%), Crude Oil(35.7%), Aluminium(23.7%)
[AND] Wheat(21.1%)

Apply 'Plus' Strategy

[]   Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses[] Exposure to DBLCI-MR = total number of positive returns /
     12 (1/12 = 8.33%)

1 Month  -3.1%
2 Month  -7.9%
3 Month  -6.7%
4 Month  -6.4%
5 Month  -2.2%
-------- ------
6 Month  -5.1%
7 Month  0.9%
8 Month  -5.0%
9 Month  -0.9%
10 Month -8.0%
-------- ------
11 Month -14.3%
12 Month -13.7%

DBLCI MR+

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 31 May 2012

3    Returns are calculated as of 6(th) business day of each month, from May
     2011 to May 2012.

                                                                              26

DBLCI MR+

Performance Analysis

Historical Weighting 1

Index Returns (1)

Participation(L) DBLCI - MR(R)
Year on Year Performance Comparison 1

DBLCI MR+
Performance Analysis 1

                     Annual Returns for Excess Return Indices
Calendar Year     DBLCI MR+ DBLCI-MR                           DJUBS
2002                13.21%   27.73%                           23.86%
2003                15.56%   21.21%                           22.66%
2004                24.07%   25.85%                            7.64%
2005                 -4.53%    2.96%                          17.54%
2006                24.53%   39.22%                            -2.71%
2007                38.57%   42.49%                           11.08%
2008                 -0.67%  -35.43%                          -36.61%
2009                 8.87%   22.29%                           18.72%
2010                 2.36%   13.62%                           16.67%
2011                 -2.84%   -2.47%                          -13.37%
2012 YTD             -1.38%   -7.48%                           -8.74%
Annualized Return   10.52%    11.88%                           3.57%

January 2002 -- May 2012     DBLCI MR+      DBLCI-MR       DJUBS
Annualized Returns           10.5%          11.9%          3.6%
Volatility                   15.8%          21.3%          18.7%
Sharpe Ratio                 0.67           0.56           0.19
Maximum Drawdown             -33.8%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Nov-08         Feb-09         Feb-09
Max/Min Returns
 Rolling 12 Months           81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
 Rolling 3 Months            28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.1%           0.4%
% Months with Gains          56.0%          61.6%          57.6%
Correlation
 DBLCI -- MR                 0.87           1.00           0.84
 DJUBS                       0.73           0.84           1.00

Notes:

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 May 2012. Statistics shown are for excess return indices.

                                                                              27

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     S[AND]P Goldman Sachs Light Energy Index and long the DB Commodity Booster
     -- Benchmark Light Energy Index, an Optimum Yield version of the S[AND]P
     Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

                                                                              29

DB Commodity Harvest ERAC

Index Construction

                             Precious           Industrial
36.68% Energy (37.38% (1))    Metals             Metals
                           7.57% (7.35% (1)) 14.45% (14.81% (1))

 Agriculture [AND]
   Livestock
41.29% (40.45%(1))

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

S[AND]P GSCI Light Energy

S[AND]P GSCI Light Energy

S[AND]P GSCI Light Energy rolls each commodity to its nearest available futures contract

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

DB Commodity Harvest

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain overall neutrality

[]   Subtract 0.60% fees per annum

DB Commodity Harvest ERAC

At each rebalance date, the Short position (S[AND]P GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position
(DB Commodity Booster -- Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 May 2012

2    ERAC: Excess Return After Cost

                                                                              30

DB Commodity Harvest ERAC

Performance Analysis

Index Constituents (1)

Index Returns (1)

Index                                Current Weight (%)
------------------------------------ ---------------------
DB Commodity Booster -- Benchmark                     100
Light Energy
S[AND]P Goldman Sachs Light Energy Index            --100
------------------------------------ ---------------------

Year on Year Performance Comparison 1

S[AND]P-GSCI Light
Performance Analysis (1)

                           Annual Returns for Excess Return / ERAC Indices
                              DB
                  Commodity Harvest DB Commodity Booster --       S[AND]P-GSCI
Calendar Year               ERAC    Benchmark Light Energy       Light Energy
2002                        -2.63%                13.10%            15.09%
2003                        3.84%                 20.91%            15.41%
2004                       12.84%                 22.05%             7.31%
2005                       10.17%                 28.51%            15.51%
2006                       12.30%                  9.15%             -3.77%
2007                        -0.44%                17.49%            17.16%
2008                       10.61%                -33.20%            -40.39%
2009                        0.58%                 17.02%            15.17%
2010                        -1.38%                16.11%            16.94%
2011                        1.58%                 -5.21%             -7.28%
2012 YTD                    0.08%                 -6.94%             -7.25%
Annualized Return           4.41%                  7.87%             2.41%

                                          DB Commodity Booster
                             DB Commodity                      S[AND]P-GSCI
January 2002 -- May 2012                  -- Benchmark
                             Harvest ERAC                      Light Energy
                                          Light Energy
Annualized Returns           4.4%         7.9%                 2.4%
Volatility                   3.4%         17.7%                19.4%
Sharpe Ratio                 1.29         0.44                 0.12
Maximum Drawdown             -6.3%        -56.8%               -60.9%
 Start Date                  May-07       Jul-08               Jul-08
 End Date                    Sep-07       Mar-09               Feb-09
Max Monthly Consecutive Loss -5.3%        -53.8%               -58.0%
 Start Date                  Jun-07       Jul-08               Jul-08
 End Date                    Sep-07       Feb-09               Feb-09
Max / Min Returns
 Rolling 12 Months           17% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
 Rolling 3 Months            6.4% / -5.6% 24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns      0.4%         0.8%                 0.3%
% Months with Gains          67.2%        61.6%                58.4%
Correlation
 DB Commodity Booster --
 Benchmark Light Energy      -0.40        1.00                 0.98
 S[AND]P-GSCI Light Energy       -0.53        0.98                 1.00

Notes:

1    Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return / ERAC indices. Data is as of 31 May
     2012

                                                                              31

DB Commodity Harvest -- 10 ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     S[AND]P Goldman Sachs Light Energy Index and long the DB Commodity Booster
     -- Benchmark Light Energy Index, an Optimum Yield version of the S[AND]P
     Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1    ERAC: Excess Return After Cost

                                                                              32

DB Commodity Harvest -- 10 ERAC

Index Construction

                             Precious           Industrial
36.68% Energy (37.38% (1))    Metals             Metals
                           7.57% (7.35% (1)) 14.45% (14.81% (1))

 Agriculture [AND]
   Livestock
41.29% (40.45%(1))

S[AND]P GSCI Light Energy

S[AND]P GSCI Light Energy

S[AND]P GSCI Light Energy rolls each commodity to its nearest available futures contract

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

DB Commodity Harvest

[]   Subtract 0.60% fees per annum

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain overall neutrality

DB Commodity Harvest ERAC

Apply Target Volatility Technology

[]   Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
     ERAC

DB Commodity Harvest -- 10 ERAC

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     31 May 2012

2    ERAC: Excess Return After Cost

                                                                              33

DB Commodity Harvest -- 10 ERAC

Performance Analysis

Historical Exposure (1)

Index Returns 1

Year on Year Performance Comparison 1

Performance Analysis 1

                        Annual Returns for Excess Return / ERAC Indices
                                                 DB
                    DB Commodity     Commodity Harvest  S[AND]P-GSCI
Calendar Year     Harvest -- 10 ERAC           ERAC    Light Energy
2002                       -8.22%             -2.63%      15.09%
2003                       9.87%               3.84%      15.41%
2004                      47.35%              12.84%       7.31%
2005                      34.80%              10.17%      15.51%
2006                      36.68%              12.30%       -3.77%
2007                       -2.51%             -0.44%      17.16%
2008                      39.69%              10.61%      -40.39%
2009                       1.85%               0.58%      15.17%
2010                       -5.88%             -1.38%      16.94%
2011                       3.51%               1.58%       -7.28%
2012 YTD                   0.42%               0.08%       -7.25%
Annualized Return         13.42%               4.41%       2.41%

                                            DB
                             DB Commodity                     S[AND]P-GSCI
January 2002 -- May 2012                    Commodity Harvest
                             Harvest -- 10 (ERAC) ERAC        Light Energy
Annualized Returns           13.4%          4.4%              2.4%
Volatility                   10.7%          3.4%              19.4%
Sharpe Ratio                 1.25           1.29              0.12
Maximum Drawdown             -20.2%         -6.3%             -60.9%
 Start Date                  May-07         May-07            Jul-08
 End Date                    Sep-07         Sep-07            Feb-09
Max Monthly Consecutive Loss -17.2%         -5.3%             -58.0%
 Start Date                  Jun-07         Jun-07            Jul-08
 End Date                    Sep-07         Sep-07            Feb-09
Max / Min Returns
 Rolling 12 Months           66.4% / -13.8% 17% / -5.4%       48.2% / -55.8%
 Rolling 3 Months            20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns      1.1%           0.4%              0.3%
% Months with Gains          67.2%          67.2%             58.4%
Correlation
 DB Commodity Harvest ERAC   0.96           1.00              -0.53
 S[AND]P-GSCI Light Energy       -0.53          -0.53             1.00
---------------------------- -------------- ----------------- --------------

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
     ERAC have been retrospectively calculated and did not exist prior to 14
     October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 31 May
     2012

                                                                              34

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver

[]   Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)

                                                                              36

DBLCI Commodity Momentum

Index Construction

Agriculture (Corn, Industrial Metals                         Energy
Wheat, Soybeans,   (Aluminum, Copper, Precious Metals   (Crude Oil, Natural
       Sugar)          nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy

[]   Generate bullish/bearish signal by computing 45 day moving average of the
     Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

Rebalancing

[]   Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

                                                                              37

DBLCI Commodity Momentum

Performance Analysis

Year on Year Performance Comparison 1

Index Returns (1)

                          Annual Returns for Excess Return Indices
                  DBLCI Commodity
Calendar Year          Momentum   S[AND]P GSCI                          DJUBS
2002                       2.81%   29.92%                          23.86%
2003                       0.60%   19.48%                          22.66%
2004                      11.33%   15.65%                           7.64%
2005                      10.08%   21.61%                          17.54%
2006                      26.52%   -19.07%                          -2.71%
2007                       2.16%   26.81%                          11.08%
2008                      62.00%   -47.29%                         -36.61%
2009                      30.21%   13.30%                          18.72%
2010                      19.12%    8.88%                          16.67%
2011                       9.20%    -1.23%                         -13.37%
2012 YTD                  -9.05%    -8.36%                          -8.74%
Annualized Return         14.47%    2.69%                           3.57%

Performance Analysis 1

                             DBLCI
January 2002 -- May 2012     Commodity      S[AND]P GSCI       DJUBS
                             Momentum
Annualized Returns           14.5%          2.7%           3.6%
Volatility                   16.4%          25.7%          18.7%
Sharpe Ratio                 0.88           0.10           0.19
Maximum Drawdown             -19.0%         -71.6%         -57.1%
 Start Date                  Feb-03         Jul-08         Jul-08
 End Date                    Sep-03         Feb-09         Mar-09
Max Monthly Consecutive Loss -15.1%         -67.8%         -54.5%
 Start Date                  Mar-03         Jul-08         Jul-08
 End Date                    Apr-03         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%
 Rolling 3 Months            51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.2%           0.5%           0.4%
% Months with Gains          43.2%          60.0%          57.6%
Correlation
 S[AND]P GSCI                    0.10           1.00           0.91
 DJUBS                       0.17           0.91           1.00

Notes:

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 May 2012

                                                                              38

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:

1    ERAC: Excess Return After Cost

                                                                              40

        Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

DB Commodity Allocator

Index Construction

Precious Industrial Agriculture
  Energy Energy Precious Industrial Agriculture 36.68%  (37.38%  (1)) Metals
Metals and Livestock (40% (2)) Metals (17% (2)) Metals (18% (2)) (25% (2)) 7.57%
(7.35%  (1)) 14.45%  (14.81%  (1)) 41.29%  (40.45% (1))

S and P GSCI Light Energy S and P GSCI Light Energy

Apply Optimum Yield Technology
[] Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

Carry Strategy Long Short
[] Market neutral equally weighted Long and Short positions to generate Alpha

DB Commodity Harvest

Deduct Index Cost of 0.60% pa

DB Commodity Harvest USD ERAC (ALPHA)

Basket with Base Weights

Apply Optimum Yield Technology[] Optimize roll returns by attempting to maximize implied roll yield

Basket with Base Weights using OY sub-indices

Apply MR Technology and weight constraints

          DBLCI -- Mean Reversion Enhanced 3 Agriculture(20.69%), Industrial
Metal(28.76%), Precious Metal(1.75%) and Energy(48.80%) Deduct Index Cost of
1.10% pa

DB MR Enhanced ERAC (BETA)

- BETA: (DBLCI -MR Enhanced ERAC Index attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

- ALPHA: (DB Commodity Harvest USD ERAC Index attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:
1 Weights of S and P GSCI Light Energy Index shown are: current weights (Base
Weights) . Current weights are as of 31 May 2012
2 Base Weights of DBLCI -- Mean Reversion Enhanced Index
3 Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 May 2012

41

DB Commodity Allocator

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta Weight = total number of positive (100% -- 0% =
100%) Strategic Allocation returns / 12 (0/12 = 0%)[] Allocation to bot indices adjusted monthly based on momentum of the Beta Index

 Beta Index Returns(1)
1 Month  -1.82%
2 Month  -5.34%
3 Month  -12.68%
4 Month  -14.14%
5 Month  -12.82%
6 Month  -15.50%
7 Month  -20.23%
8 Month  -19.50%
9 Month  -26.86%
10 Month -32.31%
11 Month -30.46%
12 Month -32.67%

DB Commodity Allocator

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
May 2011 to May 2012.

42

DB Commodity Allocator

Performance Analysis

Index Returns (1)
================= ====== =============== ====== ======
500
          ------- ------ --------------- ------ ------
400
          ------- ------ --------------- ------ ------
300
          ------- ------ --------------- ------ ------
200
          ======= ====== =============== ====== ======
100
          ------- ------ --------------- ------ ------
   0
   Jan-02 Jan-04  Jan-06 Jan-08          Jan-10 Jan-12
                  DB Commodity Allocator
                  DB Commodity Harvest USD ERAC
                  DB MR Enhanced ERAC

                                 Exposure to DB MR Enhanced ERAC (2):0%
Historical Exposure Exposure to DB Commodity Harvest USD ERAC
Leveraged (2): 100%

100% 80% 60% 40% 20%

0%
Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged
1

Performance Analysis(1)
------------------------------------------- ---------------- --------------
January 2002 -- May 2012     DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
---------------------------- -------------- ---------------- --------------
Annualized Returns           11.3%          4.4%             7.8%
Volatility                   14.0%          3.4%             19.3%
Sharpe Ratio                 0.81           1.29             0.40
Maximum Drawdown             -29.9%         -6.3%            -56.2%
  Start Date                 Jul-08         May-07           Jul-08
  End Date                   Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -19.7% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      1.0%           0.4%             0.8%
% Months with Gains          60.0%          67.2%            59.2%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.10          1.00             -0.34
  DB MR Enhanced ERAC        0.74           -0.34            1.00
---------------------------- -------------- ---------------- --------------

Year on Year Performance Comparison

Annual Returns for Excess Return / ERAC Indices
                             DB Commodity DB Commodity DB MR Calendar Year
Allocator Harvest USD ERAC Enhanced ERAC

2002 4.02% -2.63% 14.25% 2003 28.16% 3.84% 31.72% 2004 21.76% 12.84% 21.81%
2005 13.87% 10.17% 9.22% 2006 26.67% 12.30% 27.12% 2007 15.86% -0.44% 25.28%
2008 12.72% 10.61% -27.10% 2009 25.34% 0.58% 36.02% 2010 -10.51% -1.38% 4.14%
2011 -10.98% 1.58% -22.73% 2012 YTD 0.33% 0.08% -14.25%
Annualized Return 11.34% 4.41% 7.77%

Notes:
1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Allocator Index would have been lower than the Index as a result of fees and /
or costs.
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 May
2012

43

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index, DBLCI-OY   Industrial Metal Index, DBLCI-OY   Precious Metal
Index and DBLCI-OY   Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)

DB Commodity Risk Parity 18

Index Construction

 DBLCI-OY DBLCI-OY DBLCI-OY DBLCI-OY Energy Index Industrial Metal Precious
Metal Agriculture (26.03% (1)) Index (18.56% (1)) Index (21.03% (1)) Index
(34.38% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology
[] Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50%  fees per annum

Apply Target Volatility Technology
[] Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:
1 Current weights are as of 31 May 2012

46

DB Commodity Risk Parity 18

Performance Analysis

Index Returns (1)

1,000
           ------ -------------------- ------ ------ ----------
  800
           ------ -------------------- ------ ------ ----------
  600
           ------ -------------------- ------ ------ ----------
  400
           ------ ==================== ====== ------ ----------
  200
           ====== -------------------- ------ ------ ----------
    0
    Jan-02 Jan-04 Jan-06               Jan-08 Jan-10     Jan-12
           ------                      ------ ------
           DB Commodity Risk Parity 18      S and P GSCI DJUBS

Historical Exposure 1

300%
Exposure to DBLCI -- OY Energy (2): 38.69% Exposure to DBLCI -- OY Agriculture
(2): 51.10%
250%
Exposure to DBLCI -- OY Precious Metal (2): 31.26% Exposure to DBLCI -- OY
Industrial Metal (2): 27.59%
200% 150% 100% 50%

0%
Jan-02 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12

Energy Agriculture Precious Metals Base Metals

Performance Analysis 1

DB Commodity
January 2002 -- May 2012 S and P GSCI DJUBS Risk Parity 18

Annualized Returns 20.5% 2.7% 3.6% Volatility 19.6% 25.7% 18.7% Sharpe Ratio
1.05 0.10 0.19 Maximum Drawdown -37.6% -71.6% -57.1% Start Date Jul-08 Jul-08
Jul-08 End Date Dec-08 Feb-09 Mar-09 Max Monthly Consecutive Loss -33.5% -67.8%
-54.5% Start Date Jul-08 Jul-08 Jul-08 End Date Feb-09 Feb-09 Feb-09 Max / Min
Returns Rolling 12 Months 118.5% / -35% 74.8% / -64.8% 39.9% / -52.7% Rolling 3
Months 47.9% / -28.8% 34.4% / -53.4% 24.7% / -39.7% Average Monthly Returns
1.7% 0.5% 0.4% % Months with Gains 60.0% 60.0% 57.6% Correlation S and P GSCI 0.73
1.00 0.91 DJUBS 0.84 0.91 1.00

Year on Year Performance Comparison (1)
=================================================================== =======
                           Annual Returns for Excess Return Indices
----------------- ================================================= =======
                  DB Commodity Risk
----------------- -------------------
Calendar Year               Parity 18 S and P GSCI                      DJUBS
                                      ----------------------------- -------
2002                          26.94%    29.92%                      23.86%
2003                          53.61%    19.48%                      22.66%
2004                          34.22%    15.65%                       7.64%
2005                          57.65%    21.61%                      17.54%
2006                          26.76%    -19.07%                      -2.71%
2007                          20.15%    26.81%                      11.08%
2008                         -17.48%    -47.29%                     -36.61%
2009                          26.22%    13.30%                      18.72%
2010                          27.90%     8.88%                      16.67%
2011                          -7.48%     -1.23%                     -13.37%
2012 YTD                      -9.85%     -8.36%                      -8.74%
Annualized Return             20.50%     2.69%                       3.57%
----------------- ------------------- ----------------------------- -------

Notes:
1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.
2 Statistics shown are for excess return indices. Data is as of 31 May 2012

47

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC

Index Summary

[] Attempts to generate reliable returns independent of market cycle

          [] By combining 3 well-established, yet uncorrelated commodities strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets[] Components:
Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced
Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the DBLCI
Commodity Momentum Index) in the inverse ratio of their 3 month volatilities.
Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.

[] Embedded Cost: A fee of 1.00% per annum is embedded in the basket.

[] DBLCI MR Enhanced (1): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities.
Agriculture commodities are subject to a cap of 18%.

[] DB Commodity Harvest: The DB Commodity Harvest Index goes short the S and P
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the S and P Goldman Sachs Light
Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology[] DBLCI Commodity Momentum
: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[] Transparency: Rule-based index with the closing level published daily on
Bloomberg (DBCMA14N)

Note:
1 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)
49

DB Commodity Apex 14 ERAC

Index Construction

                                                      DBLCI Commodity Momentum
DBLCI MR Enhanced DB Commodity Harvest (31.85%  (1)) (17.20%  (1))

Apply 300% exposure

DB Commodity Harvest 3X (50.89%  (1))

Strategic Allocation
[] Exposure to the 3 indices is adjusted monthly in inverse proportion of their
3 month realized volatilities

DB Commodity Apex

[] Subtract 1.00%  fees per annum

DB Commodity Apex ERAC

Target Volatility
[] Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%.  Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

Note:
1 Weights; as of 31 May 2012

50

DB Commodity Apex 14 ERAC

Performance Analysis

Index Returns (1)
------------------ ================== ====== ======= =========
 1,400
            ------ ------------------ ------ ------- ---------
 1,200
            ------ ------------------ ------ ------- ---------
 1,000
            ------ ------------------ ------ ------- ---------
   800
            ------ ------------------ ------ ------- ---------
   600
            ------ ------------------ ------ ------- ---------
   400
            ====== ================== ====== ------- ---------
   200
            ====== ------------------ ------ ======= =========
      0
     Jan-02 Jan-04 Jan-06             Jan-08 Jan-10     Jan-12
                                      ------ -------
            DB Commodity Apex 14 ERAC       S and P GSCI DJUBS

Historical Exposure(2)
============================ ================== ======== ==============
   250%
               ------ ------ ------------------ -------- --------------
   200%
               ------ ------ ------------------ -------- --------------
   150%
               ------ ------ ------------------ -------- --------------
   100%
               ------ ------ ------------------ -------- --------------
    50%
               ------ ------ ------------------ -------- --------------
      0%
        Jan-02 Jan-04 Jan-06 Jan-08               Jan-10 Jan-12
           DB Commodity Momentum DB MR Enhanced DB Commodity Harvest 3X

Performance Analysis 1

DB Commodity
January 2002 -- May 2012 S and P GSCI DJUBS Apex 14 ERAC

Annualized Returns 23.8% 2.7% 3.6% Volatility 12.9% 25.7% 18.7% Sharpe Ratio
1.84 0.10 0.19 Maximum Drawdown -25.4% -71.6% -57.1% Start Date Jun-11 Jul-08
Jul-08 End Date May-12 Feb-09 Mar-09 Max Monthly Consecutive Loss -13.8% -67.8%
-54.5% Start Date Jul-11 Jul-08 Jul-08 End Date Sep-11 Feb-09 Feb-09 Max / Min
Returns Rolling 12 Months 93.9% / -24.2% 74.8% / -64.8% 39.9% / -52.7% Rolling
3 Months 32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7% Average Monthly Returns
1.9% 0.5% 0.4% % Months with Gains 72.0% 60.0% 57.6% Correlation S and P GSCI 0.19
1.00 0.91 DJUBS 0.31 0.91 1.00

Year on Year Performance Comparison (1)
====================================================================== =======
                              Annual Returns for Excess Return Indices
----------------- ==================================================== =======
                  DB Commodity Apex 14 S and P GSCI                         DJUB
----------------- -------------------- ------------------------------- -------
Calendar Year                   ERAC
2002                            3.14%   29.92%                         23.86%
2003                           29.95%   19.48%                         22.66%
2004                           60.19%   15.65%                          7.64%
2005                           34.00%   21.61%                         17.54%
2006                           69.09%   -19.07%                         -2.71%
2007                           15.46%   26.81%                         11.08%
2008                           45.47%   -47.29%                        -36.61%
2009                           21.44%   13.30%                         18.72%
2010                            8.31%    8.88%                         16.67%
2011                           -5.38%    -1.23%                        -13.37%
2012 YTD                       -9.31%    -8.36%                         -8.74%
Annualized Return              23.76%    2.69%                          3.57%
----------------- -------------------- ------------------------------- -------

Notes:
1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Apex 14 ERAC Index would have been lower than the Index as a result of fees and
/ or costs. Statistics shown are for excess return indices. Data is as of 31
May 2012
2 Data is as of 31 May 2012. These represent the exposure of constituents to DB
Commodity Apex 14 ERAC index

51

Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS

Index Summary

[] Composition: Same base weights as the DJUBS Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum
Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to three-month  forward contracts

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMODUE)

53

Index replicates the DJUBS by using OY
 Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

DB Commodity Booster OYE DJUBS

Index Construction

Agriculture and
                                            Industrial Metal Precious Metal
Energy Livestock 18.64% (1) 12.56% (1) 32.64% (1) 36.15% (1)

DJUBS

Apply Optimum Yield Enhanced Technology
[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:
1 Weights shown are: Rebalance Weights for 2012

54

DB Commodity Booster OYE DJUBS

Performance Analysis

Index Returns 1

500
         --------- ------ ------------- ----------- ------------
400
         --------- ------ ------------- ----------- ------------
300
         --------- ------ ------------- ----------- ------------
200
         --------- ------ ------------- ----------- ------------
100
         --------- ------ ------------- ----------- ------------
  0
  Jan-02    Jan-04 Jan-06 Jan-08             Jan-10       Jan-12
--------                  ------------- -----------
         DB Commodity Booster OYE DJUBS DJUBS       S and P-GSCI

Sector                  Rebalance Weight (%)
Energy                                      32.64
Precious Metal                              12.56
Industrial Metal                            18.64
Agriculture and Livestock                     36.15

Performance Analysis (1)
---------------------------------------------- -------------- --------------
                             DB Commodity
January 2002 -- May 2012                       DJUBS          S and P-GSCI
                             Booster OYE DJUBS
---------------------------- ----------------- -------------- --------------
Annualized Returns           11.7%             3.6%           2.7%
Volatility                   16.1%             18.7%          25.7%
Sharpe Ratio(2)              0.73              0.19           0.10
Maximum Drawdown             -52.1%            -57.1%         -71.6%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss -49.4%            -54.5%         -67.8%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.0%              0.4%           0.5%
% Months with Gains          63.2%             57.6%          60.0%
Correlation
  DJUBS                      0.97              1.00           0.91
  S and P-GSCI                   0.89              0.91           1.00
---------------------------- ----------------- -------------- --------------

Year on Year Performance Comparison (1)
================================================================== ========
                          Annual Returns for Excess Return Indices
----------------- ================================================ ========
                  DB Commodity Booster OYE
----------------- ------------------------ ----------------------- --------
Calendar Year                      DJUBS    DJUBS                  S and P-GSCI
2002                               22.98%  23.86%                   29.92%
2003                               23.39%  22.66%                   19.48%
2004                               24.99%   7.64%                   15.65%
2005                               34.94%  17.54%                   21.61%
2006                               14.89%   -2.71%                  -19.07%
2007                               19.35%  11.08%                   26.81%
2008                              -27.14%  -36.61%                  -47.29%
2009                               21.67%  18.72%                   13.30%
2010                               16.88%  16.67%                     8.88%
2011                               -6.80%  -13.37%                   -1.23%
2012 YTD                           -6.35%   -8.74%                   -8.36%
Annualized Return                  11.72%   3.57%                     2.69%
----------------- ------------------------ ----------------------- --------

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns.  Past performance is not necessarily indicative of how the Index will perform in the future.  The performance of any investment product based on the DB Commodity
Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 31 May 2012.  Statistics shown are for excess return indices.

55

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[] Composition: Same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to three-month  forward contracts

[] Transparency: Rule-based   index with the closing level published daily on
Bloomberg (DBRCOSUE)

56

Index replicates the S and P GSCI Light Energy by using OY
 Enhanced indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

Agriculture and
                                            Industrial Metal Precious Metal
Energy Livestock 14.81% (1) 7.35% (1) 37.38% (1) 40.45% (1)

S and P GSCI Light Energy

Apply Optimum Yield Enhanced Technology
[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE Benchmark Light Energy

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns (1)
================= ====== ========= ========================= ======
  500
           ------ ------ --------- ------------------------- ------
  400
           ------ ------ --------- ------------------------- ------
  300
           ------ ------ --------- ------------------------- ------
  200
           ------ ------ --------- ------------------------- ------
  100
           ------ ------ --------- ------------------------- ------
    0
    Jan-02 Jan-04 Jan-06 Jan-08    Jan-10                    Jan-12
           ------
             DB Commodity Booster OYE Benchmark Light Energy
             DJUBS
             S and P-GSCI Light Energy

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                  7.35
Industrial Metal                              14.81
Agriculture and Livestock                       40.45
------------------------- --------------------------

Performance Analysis (1)
--------------------------------------------------- -------------- --------------
                             DB Commodity                          S and P-GSCI Light
January 2002 -- May 2012     Booster OYE            DJUBS          Energy
                             Benchmark light Energy
---------------------------- ---------------------- -------------- --------------
Annualized Returns           10.1%                  3.6%           2.4%
Volatility                   17.0%                  18.7%          19.4%
Sharpe Ratio(2)              0.60                   0.19           0.12
Maximum Drawdown             -55.3%                 -57.1%         -60.9%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Mar-09                 Mar-09         Feb-09
Max Monthly Consecutive Loss -52.3%                 -54.5%         -58.0%
  Start Date                 Jul-08                 Jul-08         Jul-08
  End Date                   Feb-09                 Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          56.7% / -48.7%         39.9% / -52.7% 48.2% / -55.8%
  Rolling 3 Months           24.5% / -41.1%         24.7% / -39.7% 26.1% / -44.6%
Average Monthly Returns      0.9%                   0.4%           0.3%
% Months with Gains          62.4%                  57.6%          58.4%
Correlation
  DJUBS                      0.94                   1.00           0.97
  S and P-GSCI Light Energy      0.97                   0.97           1.00
---------------------------- ---------------------- -------------- --------------

Year on Year Performance Comparison (1)
================================================================== ==============
                          Annual Returns for Excess Return Indices
----------------- ================================================ ==============
                  DB Commodity Booster OYE                         S and P-GSCI Light
----------------- ------------------------- ---------------------- --------------
Calendar Year        Benchmark Light Energy  DJUBS                        Energy
2002                               14.91%   23.86%                       15.09%
2003                               18.06%   22.66%                       15.41%
2004                               24.74%    7.64%                        7.31%
2005                               34.84%   17.54%                       15.51%
2006                               12.68%    -2.71%                      -3.77%
2007                               20.90%   11.08%                       17.16%
2008                              -29.98%   -36.61%                     -40.40%
2009                               17.27%   18.72%                       15.17%
2010                               17.10%   16.67%                       16.94%
2011                               -1.82%   -13.37%                      -7.27%
2012 YTD                           -6.82%    -8.74%                      -7.25%
Annualized Return                  10.13%    3.57%                        2.41%
----------------- ------------------------- ---------------------- --------------

Notes:
1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs
2 Sharpe Ratio = annualized return / volatility
3 Data is as of 31 May 2012. Statistics shown are for excess return indices.

58

DB Commodity Curve Alpha ERAC

Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.  Exposure to the short leg is set to
(--100%)  * 3-month  realized volatility of the single commodity OY Enhanced
Index / 3-month   realized volatility of the single commodity GSCI index

[] Embedded Cost: 0.75%  per annum

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOAEC)

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

DB Commodity Curve Alpha ERAC

Index Construction

Constituent commodities S and P GSCI single commodity indices

Apply Optimum Yield Enhanced Technology
[] Optimize roll returns by providing exposure to 3 S and P GSCI rolls each different contracts on each commodity's curve, commodity to its nearest with a view to maximizing volatility adjusted available futures contract implied roll yield

OY Enhanced single commodity indices Short exposure = 3-month  realized volatility of single commodity OY Enhanced / 3- Long Exposure = 100% month realized volatility of single commodity GSCI Index

Carry Strategy
[] Market neutral equally weighted Long and Short positions to generate Alpha.
Exposure to long Single commodity long-short   basket and short legs rebalanced
monthly to maintain market neutrality Provide same exposure to the single commodity long-short  basket as in the S and P GSCI Light Energy Index.  Weights are rebalanced annually

DB Commodity Curve Alpha

Subtract 0.75%  fees per annum

DB Commodity Curve Alpha ERAC

60

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns (1)
================= ====== ================= ================= ======
 500
           ------ ------ ----------------- ----------------- ------
 400
           ------ ------ ----------------- ----------------- ------
 300
           ------ ------ ----------------- ================= ------
 200
           ====== ------ ================= ----------------- ------
 100
           ------ ------ ----------------- ----------------- ------
    0
    Jan-02 Jan-04 Jan-06 Jan-08            Jan-10            Jan-12
           ------
             DB Commodity Curve Alpha ERAC
             DB Commodity Booster OYE Benchmark Light Energy
             S and P-GSCI Light Energy

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                  7.35
Industrial Metal                              14.81
Agriculture and Livestock                       40.45
------------------------- --------------------------

Performance Analysis (1)
------------------------------------------ ---------------------- --------------
                             DB Commodity  DB Commodity           S and P-GSCI Light
January 2002 -- May 2012     Curve Alpha   Booster OYE            Energy
                             ERAC          Benchmark light Energy
---------------------------- ------------- ---------------------- --------------
Annualized Returns           6.8%          10.1%                  2.4%
Volatility                   2.6%          17.0%                  19.4%
Sharpe Ratio(2)              2.62          0.60                   0.12
Maximum Drawdown             -2.9%         -55.3%                 -60.9%
  Start Date                 Jun-11        Jul-08                 Jul-08
  End Date                   May-12        Mar-09                 Feb-09
Max Monthly Consecutive Loss -1.9%         -52.3%                 -58.0%
  Start Date                 Sep-02        Jul-08                 Jul-08
  End Date                   Oct-02        Feb-09                 Feb-09
Max/Min Returns
  Rolling 12 Months          19.4% / -2.2% 56.7% / -48.7%         48.2% / -55.8%
  Rolling 3 Months           6.7% / -2.4%  24.5% / -41.1%         26.1% / -44.6%
Average Monthly Returns      0.6%          0.9%                   0.3%
% Months with Gains          68.8%         62.4%                  58.4%
Correlation
  DB Commodity Booster OYE
Benchmark Light Energy       0.17          1.00                   0.97
  S and P-GSCI Light Energy      0.02          0.97                   1.00
---------------------------- ------------- ---------------------- --------------

Year on Year Performance Comparison (1)
===================================================================== ==============
                             Annual Returns for Excess Return Indices
----------------- =================================================== ==============
                  DB Commodity Curve DB Commodity Booster OYE         S and P-GSCI Light
----------------- ------------------ -------------------------------- --------------
Calendar Year            Alpha ERAC     Benchmark Light Energy               Energy
2002                          1.57%                   14.91%                15.09%
2003                          3.44%                   18.06%                15.41%
2004                         16.21%                   24.74%                 7.31%
2005                         17.04%                   34.84%                15.51%
2006                         10.63%                   12.68%                -3.77%
2007                          5.83%                   20.90%                17.16%
2008                         11.82%                  -29.98%               -40.40%
2009                          2.31%                   17.27%                15.17%
2010                          0.57%                   17.10%                16.94%
2011                          3.98%                   -1.82%                -7.27%
2012 YTD                     -1.04%                   -6.82%                -7.25%
Annualized Return             6.78%                   10.13%                 2.41%
----------------- ------------------ -------------------------------- --------------

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity
Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Curve Alpha ERAC Index have been lower than the Index as a result of fees and /
or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 31 May
2012 61

DB Commodity Curve Alpha ERAC 10

Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S and P GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity S and P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.  Exposure to the short leg is set to
(--100%)  * 3-month  realized volatility of the single commodity OY Enhanced
Index / 3-month   realized volatility of the single commodity GSCI index

[] Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of
10%.  Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

62

     Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

DB Commodity Curve Alpha ERAC 10

Index Construction

Constituent commodities S and P GSCI single commodity indices

Apply Optimum Yield Enhanced Technology
[] Optimize roll returns by providing exposure to 3 S and P GSCI rolls each different contracts on each commodity's curve, commodity to its nearest with a view to maximizing volatility adjusted available futures contract implied roll yield

OY Enhanced single commodity indices Short exposure = 3-month   realized
volatility of single commodity OY Enhanced / 3- Long Exposure = 100% month realized volatility of single commodity GSCI Index

Carry Strategy
[] Market neutral equally weighted Long and Short positions to generate Alpha.
Exposure to long Single commodity long-short   basket and short legs rebalanced
monthly to maintain market neutrality Provide same exposure to the single commodity long-short  basket as in the S and P
GSCI Light Energy Index.  Weights are rebalanced annually

DB Commodity Curve Alpha

Subtract 0.75%  fees per annum

DB Commodity Curve Alpha ERAC

Volatility targeted at 10% by varying exposure to the DB Commodity Curve Alpha
ERAC.  Exposure is capped at 600%

DB Commodity Curve Alpha ERAC 10
63

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns 1

1,800
           ------ ------------ ------------------- ------
1,500
           ------ ------------ ------------------- ------
1,200
           ------ ------------ ------------------- ------
 900
           ------ ------------ ------------------- ------
 600
           ------ ------------ ------------------- ------
 300
           ====== ============ =================== ======
    0
    Jan-03 Jan-05       Jan-07 Jan-09              Jan-11
           ------
                  DB Commodity Curve Alpha ERAC 10
           ------
                  DB Commodity Curve Alpha ERAC
           ------
                  S and P-GSCI Light Energy

Index Sector Exposure 1

Sector                  Rebalance Weight (%)
Energy                                      37.38
Precious Metal                                7.35
Industrial Metal                            14.81
Agriculture and Livestock                     40.45
----------------------- --------------------------

Performance Analysis 1

                             DB Commodity   DB Commodity     S and P-GSCI Light
January 2003 -- May 2012     Curve Alpha    Curve Alpha ERAC Energy
                             ERAC 10
---------------------------- -------------- ---------------- --------------
Annualized Returns           33.8%          7.3%             1.1%
Volatility                   10.5%          2.6%             20.0%
Sharpe Ratio(2)              3.22           2.80             0.06
Maximum Drawdown             -15.1%         -2.9%            -60.9%
  Start Date                 Aug-11         Jun-11           Jul-08
  End Date                   May-12         May-12           Feb-09
Max Monthly Consecutive Loss -8.5%          -1.8%            -58.0%
  Start Date                 Dec-09         Jun-10           Jul-08
  End Date                   Feb-10         Jul-10           Feb-09
Max/Min Returns
  Rolling 12 Months          129.6% / -13%  19.4% / -2.2%    48.2% / -55.8%
  Rolling 3 Months           37.2% / -10.8% 6.7% / -2.4%     26.1% / -44.6%
Average Monthly Returns      2.5%           0.6%             0.3%
% Months with Gains          70.8%          70.8%            58.4%
Correlation
  DB Commodity Curve Alpha
ERAC                         0.96           1.00             0.03
  S and P-GSCI Light Energy      0.04           0.03             1.00
---------------------------- -------------- ---------------- --------------

Year on Year Performance Comparison 1

                              Annual Returns for Excess Return Indices
----------------- ==================================================== ==============
                       DB Commodity      DB Commodity                  S and P-GSCI Light
----------------- ------------------- -------------------------------- --------------
Calendar Year     Curve Alpha ERAC 10 Curve Alpha ERAC                        Energy
2003                         16.90%             3.44%                        15.41%
2004                         93.81%           16.21%                          7.31%
2005                         97.40%           17.04%                         15.51%
2006                         56.71%           10.63%                         -3.77%
2007                         28.09%             5.83%                        17.16%
2008                         50.11%           11.82%                        -40.40%
2009                          4.87%             2.31%                        15.17%
2010                          4.96%             0.57%                        16.94%
2011                         11.37%             3.98%                        -7.27%
2012 YTD                     -6.05%            -1.04%                        -7.25%
Annualized Return            33.78%             7.35%                         1.15%
----------------- ------------------- -------------------------------- --------------

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity
Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011.  Accordingly, the results shown during the retrospective periods do not reflect actual returns.  Past performance is not necessarily indicative of how the Index will perform in the future.  The performance of any investment product based on the DB Commodity Curve Alpha
ERAC 10 Index have been lower than the Index as a result of fees and / or costs
2 Statistics shown are for excess return / ERAC indices.  Data is as of 31 May
2012 64

Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral [] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

   Excess Return = Spot Return + Roll Return Total Return = Excess Return +
Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

66

Mean Reversion

[] The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

Historical Commodity Allocation of the DBLCI -MR since 2006

100%
 80%
 60%
 40%
 20%
           ------ ---------------- ---------------- -----------
  0%
    Jan-01 Jan-03 Jan-05           Jan-07 Jan-09      Jan-11
          Energy Industrial Metals  Precious Metals Agriculture

DBLCI-MR
Outperformance
to DBLCI
======== ===============
         Outperformanc
Year                 (%)
2006              36.15
2007                7.82
2008                4.17
2009              12.12
2010                1.30
2011               -1.34
-------- ---------------

100%
 90%
 80%
 70%
 60%
 50%
 40%
 30%
 20%
 10%
  0%
    Dec-05Jun-06Dec-06Jun-07Dec-07Jun-08Dec-08Jun-09Dec-09Jun-10Dec-10Jun-11

Crude Oil Heating Oil Gold Aluminum Wheat Corn

[] Heavy investment in Corn and Wheat as [] In 2008 the index increased its weight to

                     [] In 2009 the index was overweight in agricultural
commodities are the most Aluminum and reduced its weight to Aluminum and Oil and gained from rallies in historically undervalued. Captures the Energy, which was then at historical highs. both. However, it was underweight in Gold 2006
Ags rally. Underweighting in In retrospect, while the under-weighting in and missed out on the Gold rally Energy also contributed to good Energy was a good decision, the performance as energy prices declined overweight in Aluminum was not, as significantly in 2006 Aluminum prices declined significantly

Source: Bloomberg Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to
benchmark commodity indices.  As a long-only   commodity index, if all
underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance 67
3 Data is as of 30 December 2011.  DBLCI and DBLCI-MR   are calculated
retrospectively prior to their Index Live Dates

MR+

[] DBLCI-MR  Plus  (TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR (TM)  Excess Return Index [] Mandatory
rebalancing takes place on a monthly basis[] At each monthly rebalancing, the allocation in the DBLCI-MR (TM)  Excess Return strategy is determined based on the performance of the DBLCI-MR (TM)
Excess Return over the previous 12 months

[] Twelve performance indicators are built, reflecting the performance of
DBLCI-MR (TM)  Excess Return over previous 12-months,  11-months,  10-months[]
 3-months,  2-months,  1-month  [] The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM)  Excess
Return performance is greater than zero.  The current allocation is 8.33%  (see table) [] Rules based momentum strategy with no human intervention, only execution[] The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

R e b a lan ce D ate
                                 M1 , C 1 R eba lan ce D ate minus 1 m

R ebalance D ate m inus 12 m onths

R ebalance D ate

M12 , C 1 2

DBLCI-MR (Lookback Returns as of 08(th) May 2012)
-------------------------------------------------
      1 Month -3.1%
------------- -----------------------------------
      2 Month -7.9%
------------- -----------------------------------
      3 Month -6.7%
============= ===================================
      4 Month -6.4
------------- -----------------------------------
      5 Month -2.2%
------------- -----------------------------------
      6 Month -5.1%
------------- -----------------------------------
      7 Month  0.9%
------------- -----------------------------------
      8 Month -5.0%
------------- -----------------------------------
      9 Month -0.9%
------------- -----------------------------------
     10 Month -8.0%
============= ===================================
     11 Month -14.3
------------- -----------------------------------
     12 Month -13.7%

Notes: Returns are calculated as of 6(th) business day of each month, from May
2011 to May 2012.

68

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

                                                         Less Negative rice
Roll Yield Greater Negative Futures P Roll Yield

Contract Expiry Date

Greater Roll Yield

rice Futures P
Less Roll Yield

Contract Expiry Date

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

69

Annualized Excess returns from Jan 2002 to May 2012.
Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Optimized Yield

Energy Sector
---------------------------- ------- ---------------- --------
 30%
 20%
 10%
                ------------ ------- ---------------- --------
   0%
 -10%
 -20%
 -30%
 -40%
            WTI Brent        Heating Gas Oil Natural   RBOB
         Crude Oil Crude Oil   Oil                Gas Gasoline
                DB OY Indices        S and P GSCI Indices

Base Metals Sector
--------------------------------------- ---- --------------- ----
   25%
   20%
   15%
   10%
     5%
                                        ---- --------------- ----
     0%
    -5%
           Aluminium Copper             Zinc Nickel          Lead
                          DB OY Indices     S and P GSCI Indices

Agriculture Sector
---------------------------------------- ---------------- -----
    15%
    10%
      5%
                                         ---------------- -----
      0%
     -5%
    -10%
             Wheat Corn Soybean Sugar     Cotton Coffee   Cocoa
                           DB OY Indices S and P GSCI Indices

Precious Metals Sector
------------------------------------- --------------------
   25%
   20%
   15%
   10%
     5%
                                      --------------------
     0%
                         Gold                       Silver
                        DB OY Indices S and P GSCI Indices

Source: Bloomberg Notes:
1 All indices have been retrospectively calculated and did not exist prior to
31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future 70
2 Data as of 31 May 2012

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

                                                                                  Step II
                              Step I                              Volatility Based Participation:                        Step III
                               Realized Volatility Monitoring   Participation = Target Volatility /                Vol Target Index
     Rebalancing                                                                                              Return = Participation
 x
                             Based on Last 90 Days Returns    Realized Volatility, subject to certain
    Once a Month                                                                                              Underlying Index
 Return
                                                                      maximum and minimum
                                                3 Month                                                         Underlying
    Volatility
                                    Realized Volatility                             Vol Target Allocation     Index Return
 Target Return
                        Month          (Annualized %)                                                     (%)            (%)
          (%)
                        ----- ------------------------------- ----------------------------------------------- -------------------
 ----------------
                        12                        10.00                                              150.00           +5.00
       +7.50
                        13                        12.50                                              120.00           --1.00
       --1.20
Numerical Example:      14                          5.00                                             300.00           +3.00
       +9.00
Volatility Target = 15% 15                          7.50                                             200.00           --2.00
       --4.00
                        16                        15.00                                              100.00           --5.00
       --5.00
                        17                        20.00                                                75.00          +1.00
       +0.75
                        18                        30.00                                                50.00         --10.00
       --5.00

71

Risk-Parity Technology

[] On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

4 4
RP =[][] WiWj[] i[] j[]ij
i== 1 j 1

          [] Where the volatility and dollar-weighting  of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
90-day  historical levels based on log returns [] The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to
(RC)

4
Wi[] i[]Wj[] j[]ij
RC = j=1 i R
P

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) Wi [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
   open.  Constraint 3) above fixes this final degree-of-freedom    by imposing
an overall leverage on the index in an attempt to target a constant level of
(user-specified)  risk within the portfolio of sector exposures

72

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity                      Liquid Contracts
           WTI Crude Oil   Jun                  Dec
             Natural Gas   Jan                  Jul
              Heating Oil  Jun                  Dec
--------- ---------------- --- ---------------- ---
          RBOB Gasoline    Jun                  Dec
          Brent Crude Oil  Jun                  Dec
                  Gas Oil  Jun                  Dec
                     Gold  Jun                  Dec
                    Silver Jul                  Dec
--------- ---------------- --- ---------------- ---
               Soybeans    Jul                  Nov
                     Corn  Jul                  Dec
                   Wheat   Jul                  Dec
             Soybean Oil   Jul                  Dec
--------- ---------------- --- ---------------- ---
                    Sugar  Mar                  Oct
--------- ---------------- --- ---------------- ---
                   Coffee  Jul                  Dec
                   Cotton  Jul                  Dec
           Kansas Wheat    Jul                  Dec
                   Cocoa   Mar                  Dec
--------- ---------------- --- ---------------- ---
                  Copper   Jun                  Dec
               Aluminum    Jun                  Dec
                     Zinc  Jun                  Dec
                   Nickel  Jun                  Dec
--------- ---------------- --- ---------------- ---
                     Lead  Jun                  Dec
---------                      ----------------

73

Comparative Performance Statistics

                                                             Annualized Returns for Various Indices

========================================= ============= ============================================ ================= =============
 ===============
                                          YTD Return [] 1 Year Return  3 Year Return  5 Year Return  10 Year Return    Volatility []
 Sharpe Ratio
Beta Allocation Indices

 DBLCI (TM)                                      -8.80%        -17.75%          2.14%         -2.19%           6.80%      23.12%
           0.29
 S and P GSCI (TM)                                   -8.36%        -16.48%          1.79%         -5.89%           1.81%      25.33%
           0.07
 DJ-UBSCI (SM)                                   -8.74%        -22.86%          0.91%         -5.76%           2.76%      18.47%
           0.15
Optimum Yield Based Indices

 DB Commodity Booster -- DJUBS ERAC              -7.42%        -20.82%          2.84%         -2.62%           8.57%      16.88%
           0.51
 DB Commodity Booster DJUBS -- TV14 ERAC         -9.85%        -21.87%          0.70%         -0.26%          11.89%      14.41%
           0.83
 DB Commodity Booster -- Benchmark               -7.42%        -16.44%          3.22%         -1.36%          10.35%      22.19%
           0.47
Mean Reversion Based Indices

 DBLCI-MR                                        -7.48%        -18.99%          6.57%          2.13%          11.32%      21.13%
           0.54
 DBLCI -- Mean Reversion Enhanced ERAC          -14.25%        -36.02%         -5.77%         -4.22%           7.25%      19.28%
           0.38
 DBLCI MR Enhanced 15                           -12.07%        -29.63%         -4.97%         -1.03%          12.54%      15.47%
           0.81
 DBLCI MR+                                       -1.38%        -13.36%          1.62%          7.42%          10.81%      15.70%
           0.69
Market Neutral Indices

 DB Commodity Harvest ERAC                        0.08%         -0.60%         -0.03%          1.66%           4.59%        3.38%
           1.36
 DB Commodity Harvest -- 10 ERAC                  0.42%         -3.95%         -1.05%          4.27%          14.00%      10.56%
           1.33
DB Commodity Allocator Index                      0.33%        -13.64%         -2.58%          4.27%          11.75%      14.01%
           0.84
DB Commodity Risk Parity 18 Index                -9.85%        -22.81%          6.42%          5.38%          19.60%      19.29%
           1.02
DB Commodity Apex 14 Index ERAC                  -9.31%        -22.43%          0.36%        11.48%           24.26%      12.85%
           1.89
DBLCI Commodity Momentum Index                   -9.05%         -9.99%        11.25%         21.09%           14.95%      16.26%
           0.92
Optimum Yield Enhanced Based Indices

 DB Commodity Booster OYE DJUBS                  -6.35%        -18.40%          4.95%          0.24%          11.13%      16.00%
           0.70
 DB Commodity Booster OYE Benchmark LE           -6.82%        -16.21%          5.23%          0.22%          10.18%      16.89%
           0.60
 DB Commodity Curve Alpha ERAC                   -1.04%         -1.87%          1.32%          4.14%           6.93%        2.56%
           2.71
 DB Commodity Curve Alpha ERAC 10                -6.05%        -10.62%          3.65%        15.28%          33.29%(3)   10.21%(3)
          3.26(3)
Other Asset Classes

 Equities (S and P 500)                               5.16%         -0.41%        14.87%          -0.92%           4.13%      21.48%
           0.19
 Fixed Income (US Govt. All Total Return)         2.58%          7.50%          5.19%          5.68%           5.12%        2.81%
           1.82
----------------------------------------- ------------- -------------- -------------- -------------- ----------------- -------------
 ----------------

Notes: Statistics shown for "Other asset classes" are computed using Total
Return Indices.  Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date.  Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.  Source:
Bloomberg. Data as of 31 May 2012
1 Annualised return based on total return, excess return and ERAC
2 Annualised vol of the daily lognormal returns
3 Data available from 31 October 2002

74

Products

DB Commodity Indices                            Delta 1 Structures Structures with Vanilla
                                                                          Optionality
DB Commodity Booster -- DJUBS ERAC                       []                    []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster DJUBS -- TV14 ERAC                  []                    []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster -- Benchmark                        []                    []
----------------------------------------------- ------------------ -----------------------
DBLCI-MR                                                 []
----------------------------------------------- ------------------ -----------------------
DBLCI-MR+                                                []
----------------------------------------------- ------------------ -----------------------
DBLCI -- Mean Reversion Enhanced ERAC                    []                    []
----------------------------------------------- ------------------ -----------------------
DB MR Enhanced 15                                        []                    []
----------------------------------------------- ------------------ -----------------------
DB Commodity Harvest ERAC                                []                    []
----------------------------------------------- ------------------ -----------------------
DB Commodity Harvest -- 10 ERAC                          []                    []
----------------------------------------------- ------------------ -----------------------
DBLCI Commodity Momentum Index                           []
----------------------------------------------- ------------------ -----------------------
DB Commodity Allocator                                   []                     *
----------------------------------------------- ------------------ -----------------------
DB Commodity Risk Parity 18 Index                        []
----------------------------------------------- ------------------ -----------------------
DB Commodity Apex 14 ERAC Index                          []                    []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster OYE DJUBS                           []
----------------------------------------------- ------------------ -----------------------
DB Commodity Booster OYE Benchmark Light Energy          []
----------------------------------------------- ------------------ -----------------------
DB Commodity Curve Alpha ERAC                            []
----------------------------------------------- ------------------ -----------------------
DB Commodity Curve Alpha ERAC 10                         []
                                                ------------------ -----------------------

Notes: We can offer Structures with Vanilla Optionality on DB Commodity
Allocator 12 Index

75

Market Data Sources

Bloomberg Tickers and Index Live Dates

                                                Bloomberg Ticker Index Live Date
S and P GSCI Index                                  SPGCCIP Index
S and P GSCI Light Energy                           SPGSLEP Index
DJUBS                                           DJUBS Index
DBLCI                                           DBLCMACL Index 28 February 03
DBLCI-MR                                        DBLCMMCL Index  28 February 03
DBLCI -- Mean Reversion Enhanced ERAC           DBLCMREN Index 26 October 09
DB MR Enhanced 15                               DBLCMTEU Index 28 September 09
DBLCI-MR+                                       DBLCMPUE Index 20 June 07
DB Commodity Booster -- Benchmark               DBCMBSEU Index 15 December 07
DB Commodity Booster -- Benchmark Light Energy  DBCMBLEU Index  15 December 07
DB Commodity Booster -- DJUBS ERAC              DBCMBDEN Index  12 October 10
DB Commodity Booster DJUBS -- TV14 ERAC         DBCMBTVN Index 12 October 10
DB Commodity Harvest ERAC                       DBLCHNUE Index 14 October 08
DB Commodity Harvest -- 10 ERAC                 DBCMHVEG Index 14 October 08
DB Commodity Booster OYE DJUBS                  DBCMODUE Index 31 October 11
DB Commodity Booster OYE Benchmark Light Energy DBRCOSUE Index 30 November 11
DB Commodity Curve Alpha ERAC                   DBRCOAEC Index 30 November 11
DB Commodity Curve Alpha ERAC 10                DBRCOCUE Index 30 November 11
DB Commodity Allocator                          DBLCABER Index 24 October 09
DB Commodity Risk Parity 18 Index               DBCMRPTV Index  August 2010
DBLCI Commodity Momentum Index                  DBCMMOUE Index  18 October 10
DB Commodity Apex 14 ERAC Index                 DBCMA14N Index  June 11
Equities (S and P 500) Total Return                 SPTR Index
Fixed Income Total Return                       JHDCGBIG Index
----------------------------------------------- ---------------- ---------------

76

Optimized Yield

Available Indices

Commodity       Contract Expiry Date Bloomberg Ticker Index Live Date
Energy
WTI Crude Oil   20-Jun-12            DBLCOCLE Index   31 May 06
Brent Crude Oil 13-Sep-12            DBLCYECO Index   31 May 06
Heating Oil     29-Mar-13            DBLCOHOE Index   31 May 06
RBOB Gasoline   30-Nov-12            DBLCYERB Index   31 May 06
Gasoil          12-Jun-13            DBLCYEGO Index   31 May 06
Natural Gas     26-Sep-12            DBLCYENG Index   31 May 06
Base Metals
Aluminum        19-Sep-12            DBLCOALE Index   31 May 06
Copper          20-Mar-13            DBLCYECU Index   31 May 06
Zinc            18-Jul-12            DBLCYEZN Index   31 May 06
Nickel          15-Aug-12            DBLCYENI Index   31 May 06
Lead            19-Dec-12            DBLCYEPB Index   31 May 06
Precious Metals
Gold            27-Dec-12            DBLCOGCE Index   31 May 06
Silver          27-Dec-12            DBLCYESI Index   31 May 06
Agriculture
Wheat           13-Jul-12            DBLCOWTE Index   31 May 06
Kansas Wheat    13-Jul-12            DBLCYEKW Index   31 May 06
Corn            14-Dec-12            DBLCOCNE Index   31 May 06
Soybean         14-Nov-12            DBLCYESS Index   31 May 06
Cotton          09-Oct-12            DBLCYECE Index   31 May 06
Sugar           29-Jun-12            DBLCYESB Index   31 May 06
Coffee          18-Mar-13            DBLCYEKC Index   31 May 06
Cocoa           13-Sep-12            DBLCYECC Index   31 May 06
--------------- -------------------- ---------------- ---------------

Source: DBIQ
Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 31 May 2012

77

Risk Considerations

[] The information contained in this presentation does not provide personal investment advice.  You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk
[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimum
Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean
Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting  relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities.  However, indices employing the Momentum strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk
Parity strategy may not be successful in achieving the desired objective[] The
Allocator strategy described herein aims to maximize returns by combining the
Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective [] The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.
[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

78

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Index Comparison

[] In this document, various performance-related   statistics, such as index
return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only.
No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche  Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche
Bank and/or non-Deutsche   Bank indices in the future. Similarly, no assurance
can be given that the relative volatility levels of such Deutsche Bank
proprietary indices and their related Deutsche Bank and/or non-Deutsche   Bank
indices will remain the same in the future

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns.  Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free  1-800-311-4409

79

Disclaimer

S and P GSCI SM Disclaimer
Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of
The McGraw -Hill Companies, Inc. ("S and P") . Standard and Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S and P GSCI Index to track general commodity market performance. S and P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S and P and of S and P GSCI Index, which indices are determined, composed and calculated by S and P without regard to Deutsche Bank
AG or any securities. S and P has no obligation to take the needs of Deutsche Bank
AG or the owners of any securities into consideration in determining, composing or calculating S and P GSCI Index. S and P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S and P GSCI Index is to be converted into cash. S and P has no obligation or liability in connection with the administration, marketing or trading of any securities.
S and P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S and P GSCI INDEX
OR ANY DATA INCLUDED THEREIN AND S and P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS, OR INTERRUPTIONS THEREIN. S and P MAKES NO WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY
OTHER PERSON OR ENTITY FROM THE USE OF S and P GSCI INDEX OR ANY DATA INCLUDED
THEREIN. S and P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS
ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
WITH RESPECT TO THE S and P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S and P INDICES OR
ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL S and P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
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Any securities which Deutsche Bank AG may offer from time to time are not
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Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes
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and calculated by Dow Jones in conjunction withth UBS Securities wiithout thout
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and any securities Deutsche Bank AG may issue from time to time.
NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES
-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS
AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK
AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR
ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS
OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF
ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE
BANK AG, OTHER THAN UBS AG.
"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

80